Exhibit 32.2

CERTIFICATION OF CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Silver Bull Resources, Inc. (the “Company”) does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the quarterly period ended January 31, 2026 (the “Report”) that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2026	By:	/s/ Christopher Richards
Christopher Richards, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code).  It shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78r) or otherwise subject to the liability of that section.  It shall also not be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.